UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2025

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers

Item 5.02(e) Compensatory Arrangements of Certain Officers

On June 24, 2025, the shareholders of CPI Aerostructures, Inc. (the “Company”) approved the Company’s 2025 Long-Term Incentive Plan (the “2025 Plan”) at the Company’s 2025 annual meeting of shareholders. The 2025 Plan had previously been approved by the Company’s Board of Directors (the “Board”) on April 28, 2025, upon the recommendation of the Company’s Compensation and Human Resources Committee, subject to shareholder approval.

The 2025 Plan is intended to advance the Company’s interests by providing equity-based incentives to attract, retain, and motivate employees, officers, directors, and consultants. The plan authorizes the issuance of up to 800,000 shares of the Company’s common stock and allows for a variety of award types, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock-based awards.

The 2025 Plan is administered by the Company’s Compensation and Human Resources Committee, which has broad authority to determine the terms of individual awards, including eligibility, size, vesting conditions, performance criteria, and other terms. Awards may generally not be transferred and are subject to forfeiture under certain conditions.

Key features of the 2025 Plan include:

•	A minimum one-year vesting requirement for most awards, subject to an exception for up to 5% of the shares reserved under the plan.

•	A prohibition on repricing or replacing underwater stock options or stock appreciation rights without shareholder approval.

•	A limit on equity awards of no more than 125,000 shares per calendar year to any individual participant.

•	An annual cap on total compensation to any non-employee director of $225,000, including a sub-limit of 50,000 shares for equity awards.

•	All awards are subject to the Company’s clawback policy, as well as any clawback requirements adopted pursuant to SEC Rule 10D-1 or applicable stock exchange rules.

•	No incentive stock options may be granted under the plan after March 26, 2035.

•	The Board may amend or terminate the plan at any time, subject to shareholder approval where required by law or regulation.

The foregoing summary is qualified in its entirety by reference to the full text of the 2025 Plan, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on June 24, 2025 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders considered four proposals: (i) election of three Class III directors; (ii) approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; (iii) adoption of the Company’s 2025 Long-Term Incentive Plan and (iv) ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Company’s board of directors is divided into three classes, with one class of directors being elected each year and each class serving a three-year term. The term of office of the Company’s Class III directors expired at the Annual Meeting. The Company’s board of directors nominated Carey Bond, Michael Faber and Dorith Hakim for election as Class III directors.

The results of the matters voted upon at the Annual Meeting are set forth below:

Proposal No. 1 – Election of Class III directors.

The election of each director nominee was approved as follows:

Name	For	Authority Withheld	Broker Non-Vote
Carey Bond	5,980,976	1,585,478	3,066,131
Michael Faber	5,986,396	1,580,058	3,066,131
Dorith Hakim	7,462,351	104,103	3,066,131

Proposal No. 2 – Approval, on an advisory basis, of the compensation of Named Executive Officers.

The compensation of the Company’s Named Executive Officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Vote
5,822,280	1,713,833	30,341	3,066,131

Proposal No. 3 –Adoption of Company’s 2025 Long-Term Incentive Plan.

The adoption of the Company’s 2025 Long-Term Incentive Plan was approved, as follows:

For	Against	Abstain	Broker Non-Vote
5,417,843	2,143,803	4,808	3,066,131

Proposal No. 4 –Ratification of the appointment of Company’s independent registered public accounting firm.

The ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was approved, as follows:

For	Against	Abstain	Broker Non-Vote
10,610,180	13,986	8,419	—

Item 9.01	Financial Statements and Exhibits.
Exhibit	Description
10.1

CPI Aerostructures, Inc. 2025 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2025	CPI AEROSTRUCTURES, INC.

	By:	/s/ Philip Passarello
Philip Passarello
Chief Financial Officer